                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated June 30, 2000 relating to the financial statements of University of Phoenix Online as of August 31, 1999 and 1998 and for each of the three years in the period ended August 31, 1999, as well as the use in such Registration Statement of our report dated September 30, 1999, except for Note 14, as to which the date is June 30, 2000, relating to the consolidated financial statements of Apollo Group, Inc. as of August 31, 1999 and 1998 and for each of the three years in the period ended August 31, 1999. We also consent to the incorporation by reference in such Registration Statement of our report dated September 30, 1999, relating to the consolidated financial statements of Apollo Group, Inc., which appears in Apollo Group, Inc.'s Annual Report on Form 10-K/A for the year ended August 31, 1999 and the incorporation by reference of our report dated September 30, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Phoenix, Arizona
August 31, 2000